UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2012

ALPHA NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32331	42-1638663
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

One Alpha Place, P.O. Box 16429
Bristol, VA 24209
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (276) 619-4410

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Due to proposed management restructuring at Alpha Natural Resources, Inc. (the “Company”), Kurt D. Kost, President of the Company, on April 11, 2012 resigned from this position effective immediately due to proposed changes to his position and has agreed to continue as an employee of the Company until May 31, 2012.  In connection with the foregoing, he executed a separation of employment agreement and general release (the “Release”) that provides, among other matters, for his resignation from all positions with the Company and its subsidiaries and for the payment of the severance amounts set forth in Sections 3.5 and 3.10 of Mr. Kost’s first amended and restated employment agreement dated August 1, 2009 (the “Employment Agreement”), subject to his compliance with the one-year non-competition, one-year non-solicitation, confidentiality and intellectual property covenants set forth in Articles 4 and 5 of the Employment Agreement.  The severance payments and benefits payable to Mr. Kost pursuant to the terms of the Employment Agreement and Release are as follows:  (i) two times his (a) base salary and (b) target bonus for 2012 (an aggregate of $2,565,000), (ii) a pro rata 2012 annual incentive bonus, if earned and subject to the attainment of the performance goals to be determined by the Compensation Committee of the Board of Directors (the “Board”) after the end of the 2012 performance period, (iii) accrued base salary, reimbursement for business expenses, and payment for accrued, but unused, vacation, (iv) up to 18 months of health and life insurance coverage, and (v) vesting of the unvested portion of outstanding equity awards held by him and, in the case of performance share unit awards, the payment of such awards will continue to be subject to the attainment of the applicable performance goals to be determined by the Compensation Committee of the Board after the end of the applicable performance periods.  The foregoing descriptions of the Employment Agreement and Release do not purport to be complete and are qualified in their entirety by reference to the full text of the Employment Agreement (Exhibit 10.1 to this Current Report on Form 8-K) and the Release (Exhibit 10.2 to this Current Report on Form 8-K), and each of which is incorporated herein by reference.

Effective April 11, 2012, the Board promoted Paul H. Vining from the position of the Company’s Executive Vice President and Chief Commercial Officer to the position of the Company’s President. From May 2011 until April 11, 2012, Mr. Vining (currently 57 years old) served as the Company’s Executive Vice President and Chief Commercial Officer.  Prior to this position with the Company, he served as chief executive officer of White Oak Resources, a coal company, from October 2010 until April 2011. Before that time, Mr. Vining served as president and chief operating officer of Patriot Coal Corporation (“Patriot Coal”) from July 2008 until September 2010.  Prior to the acquisition of Magnum Coal Company (“Magnum”) by Patriot Coal, Mr. Vining served as president and chief executive officer of Magnum from 2006 until that acquisition.  Prior to joining Magnum in 2006, Mr. Vining was senior vice president of marketing and trading at Arch Coal, Inc.  From 2003 to 2006, he was president of Ellett Valley CC Inc., a coal trading, marketing and consulting company based in Williamsburg, Virginia.  From 1999 to 2002, Mr. Vining was executive vice president for sales and trading at Peabody Energy Corporation.  From 1996 to 1999, he was president of Peabody COALTRADE.  From 1995 to 1996, Mr. Vining was senior vice president of Peabody COALSALES. Earlier in his career, Mr. Vining held leadership positions with Guasare Coal America, AGIP Coal USA, Island Creek Coal and A.T. Massey Energy.

In connection with Mr. Vining’s promotion to the Company’s President, the Compensation Committee approved changes to, and granted additional awards to, Mr. Vining effective on April 11, 2012 as follows: (i) his annual base salary was increased to $675,000, (ii) his threshold and target opportunities to earn a 2012 annual incentive bonus were increased, with a threshold opportunity of 28% of  base salary and a target opportunity of 90% of base salary, if the performance goals applicable to the award are achieved, (iii) the Compensation Committee of the Board granted to him a 2012 long-term incentive performance cash award of $643,125 (at target) under the Company’s 2010 Long-Term Incentive Plan (which will be earned based on the performance of the Company’s stock relative to a peer group of companies over a three-year performance period of January 1, 2012 through December 31, 2014 and the terms of which are more fully described in the Company’s proxy statement filed on April 3, 2012), and (iv) the Compensation Committee of the Board granted to him an additional restricted stock unit award under the 2010 Long-Term Incentive Plan in the amount of 17,634 units (which will vest in three equal annual installments beginning on the one-year anniversary of the grant date).  Since Mr. Vining joined the Company in May 2011, he has participated in the Key Employee Separation Plan, as amended (the “KESP”). The KESP provides, contingent upon a participant’s  execution of a general release, non-disparagement and non-competition agreement, for severance payments and benefits in connection with a termination of employment without “cause” by the Company or a termination for “good reason” by the participant (as each term is defined in the KESP) unrelated to, or in connection with, a change in control, including, without limitation, a cash severance amount equal to a “benefit factor” (as defined in the KESP) multiplied by a participant’s base salary and target bonus.  In connection with Mr. Vining’s promotion to the position of President, the Compensation Committee of the Board approved an increase to Mr. Vining’s benefit factors from 1.5 to 2, in the case of a qualifying termination unrelated to a change in control, and 2 to 2.5, in the case of a qualifying termination in connection with a change in control. Effective April 6, 2012, the Compensation Committee of the Board approved an amendment to the definition of “benefit factor” under the KESP to permit the committee, in its discretion, to provide for a benefit factor of 2.5. The foregoing description of the KESP does not purport to be complete and is qualified in its entirety by reference to the KESP (Exhibit 10.3 to this Current Report on Form 8-K) and incorporated herein by reference.

There were no other adjustments to the KESP benefits or other compensation and benefits payable to Mr. Vining in connection with his promotion to the position of the Company’s President.

Item 7.01 Regulation FD Disclosure.

A copy of the press release relating to Mr. Vining’s promotion to the position of the Company’s President, among other matters, is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1 10.2 10.3
First Amended and Restated Employment Agreement by and between Alpha Natural Resources, Inc. and Kurt D. Kost, dated as of August 1, 2009 (Incorporated by reference to Exhibit 10.30 to the Quarterly Report on Form 10-Q of Alpha Natural Resources, Inc. (File No. 1-32331) filed on November 10, 2009.)

Separation of Employment Agreement and General Release dated April 11, 2012 by and between Alpha Natural Resources, Inc. and Kurt D. Kost.

Alpha Natural Resources, Inc. Key Employee Separation Plan, as amended and restated on April 6, 2012.

99.1	Press release dated April 11, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.

April 11, 2012	By:	/s/ Vaughn R. Groves
Name: Vaughn R. Groves
Title: Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1 10.2 10.3
First Amended and Restated Employment Agreement by and between Alpha Natural Resources, Inc. and Kurt D. Kost, dated as of August 1, 2009 (Incorporated by reference to Exhibit 10.30 to the Quarterly Report on Form 10-Q of Alpha Natural Resources, Inc. (File No. 1-32331) filed on November 10, 2009.)

Separation of Employment Agreement and General Release, dated April 11, 2012, by and between Alpha Natural Resources, Inc. and Kurt D. Kost.

Alpha Natural Resources, Inc. Key Employee Separation Plan, as amended and restated on April 6, 2012.

99.1	Press release dated April 11, 2012.